Exhibit 99.1

Dollar Tree To Present At Friedman Billings Ramsey And Piper Jaffray Conferences

CHESAPEAKE, Va. – May 27, 2005 – Dollar Tree Stores, Inc. (NASDAQ: DLTR), the nation’s leading operator of single-price point dollar stores, will participate in the Friedman Billings Ramsey 9th Annual Growth Conference and the Piper Jaffray Consumer Conference.

The Friedman Billings Ramsey 9th Annual Growth Conference is being held on June 1-2, 2005, at the Millennium Broadway Hotel, in New York City. Dollar Tree’s presentation is scheduled for Wednesday, June 1, at approximately 8:20 am EDT. CFO Kent Kleeberger will discuss Dollar Tree’s business and growth plans. A live audio-only web cast of the Company’s presentation at the Friedman Billings Ramsey conference will be available on Dollar Tree’s web site, www.DollarTree.com. A replay will be available within 24 hours of the presentation and can be accessed at the same location. This replay will be available until midnight Monday, June 6, 2005.

The Piper Jaffray Consumer Conference is being held on June 7-8, 2005, at the New York Palace Hotel, in New York City. Dollar Tree’s presentation is scheduled for Tuesday, June 7, at approximately 9:20 am EDT. CFO Kent Kleeberger will discuss Dollar Tree’s business and growth plans. A live audio-only web cast of the Company’s presentation at the Piper Jaffray Consumer Conference will be available on Dollar Tree’s web site, www.DollarTree.com. A replay will be available within 24 hours of the presentation and can be accessed at the same location. This replay will be available until midnight Saturday, June 11, 2005.

CONTACT:	Dollar Tree Stores, Inc., Chesapeake
Kent Kleeberger, 757-321-5000
www.DollarTree.com